Exhibit 4.6

THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No.: PC-02	Original Warrant Issuance Date: February 13, 2006

AMENDED AND RESTATED WARRANT

TO PURCHASE SERIES C PREFERRED STOCK

OF

COMVERGE, INC.

This Amended and Restated Warrant to Purchase Series C Preferred Stock, effective April 4, 2007, amends and restates in its entirety the Warrant to Purchase Series C Preferred Stock originally issued by Comverge, Inc., a Delaware corporation (the “Company”), to the Holder (as defined below) on February 13, 2006.

1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the Exercisability Date (as defined below), and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from the Company, at any time before the Expiration (as defined below), subject to the satisfaction of the conditions set forth in Section 3 hereof, at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise or conversion of this warrant (this “Warrant”) pursuant to Section 7 or 8, as applicable hereof.

2. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them herein. Capitalized terms not defined herein take the same meaning as in the Development Agreement (as defined below).

(a) “Affiliate” means any person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a person as such terms are used and construed under Rule 144 promulgated under the Securities Act of 1933, as amended.

(b) “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the Commonwealth of Pennsylvania or the State of New Jersey are authorized to be closed.

(c) “Change of Control” means any (i) the acquisition of the Company by another entity (or group of affiliated entities or entities operating as a group) by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (except that the sale by the Company of shares of its capital stock to investors in bona fide financing transactions shall not be deemed to be an acquisition for this purpose) or (ii) a sale, lease or other conveyance or disposition of all or substantially all of the assets of the Company, including a sale of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

(d) “Commencement Date” means February 13, 2006.

(e) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(f) “Development Agreement” means the Strategic Development and Marketing Agreement dated as of February 13, 2006, by and between the Company and Air Products.

(g) “Exercisability Date” means the date on which the Company has executed a total of at least three Services contracts, which each makes available load reduction of 25 kilowatts or more, with Commercial or Industrial Customers in at least three Industry Targets in reliance on a Business Model.

(h) “Expiration” means the expiration of this Warrant, which shall occur on the earliest of (i) 5:00 p.m. New York City time on August 12, 2008 (the “Expiration Date”), (ii) immediately upon the closing of a Change of Control or (iii) immediately upon the exercise or conversion of this Warrant.

(i) “Holder” means Air Products and Chemicals, Inc. (“Air Products”), or its permitted assigns.

(j) “Series C Preferred” means the Company’s Series C Preferred Stock, par value $0.001 per share.

(k) “Series C Conversion” shall have the meaning set forth in Section 4(g).

(l) “Warrant Price” means $7.50 per share, subject to adjustment as described in Section 4 below.

(m) “Warrant Stock” means that number of shares of Series C Preferred, or such other securities for which this Warrant is exercisable or convertible pursuant to Section 4 below, determined as follows:

(1) if the Company fails to execute a contract with Southern California Edison, then with respect to the contract executed by the Company with Pacific Gas & Electric, the number of shares shall be:

a. 175,000, if such contracts make available more at least 12.5 megawatts available load reduction but less than 17.5 megawatts;

b. 350,000, if such contracts make available at least 17.5 megawatts available load reduction but less than 22.5 megawatts; and

c. 500,000, if such contracts make available at least 22.5 megawatts available load reduction; or

(2) if the Company has executed one or more services contracts with Southern California Edison (“SCE”), in addition to the contract previously executed with Pacific Gas & Electric (together with SCE, the “Utilities”, and each, a “Utility”) prior to the Expiration, then the number of shares shall be:

a. 175,000, if such contracts make available more at least 7.5 megawatts available load reduction from each Utility but less than 12.5 megawatts per Utility;

b. 350,000, if such contracts make available at least 12.5 megawatts available load reduction from each Utility but less than 17.5 megawatts per Utility;

c. 500,000, if such contracts make available at least 17.5 megawatts available load reduction from each Utility.

3. Exercisability or Convertibility. This warrant shall be exercisable or convertible, as the case may be, beginning on the Exercisability Date and ending on the Expiration; provided that the Holder shall only have the right to exercise or convert this Warrant once pursuant to either Section 7 or Section 8, respectively. Upon the exercise or conversion of this Warrant, this Warrant shall terminate with respect to any and all shares of Series C Preferred or Common Stock, as the case may be.

4. Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 4.

(a) Subdivision, Stock Dividends, Combinations and the Like. In case the Company shall at any time subdivide, combine or consummate a similar transaction with respect to the outstanding shares of Warrant Stock or shall issue a stock dividend with respect to the Warrant Stock, the Warrant Price in effect immediately prior to such subdivision, issuance of such dividend, combination or other transaction shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Warrant Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b) Reclassification, Exchange, Substitution, Other Distribution. Upon any reclassification, exchange, substitution or other similar event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities other than shares of Warrant Stock or property (other than cash), the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other similar event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property (other than cash). The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(d) Adjustment to Number of Shares of Warrant Stock. In the event the Warrant Price is adjusted under any provision of this Section 4, the number of shares of Warrant Stock shall be simultaneously adjusted by multiplying the number of shares of Warrant Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

(e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 4 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 4 against impairment.

(f) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share, as calculated pursuant to Section 8 hereof.

(g) Conversion of Series C Preferred. In the event that all of the issued and outstanding Series C Preferred is converted into Common Stock (the “Series C Conversion”), this Warrant shall be exercisable for the number of shares of Common Stock into which the shares of Series C Preferred issuable upon exercise or conversion of this Warrant would convert pursuant to the terms of the Series C Conversion. Thereafter, the shares of Common Stock issuable upon exercise or conversion of this Warrant shall be subject to adjustment pursuant to Sections 4(a) and 4(b) above.

5. No Stockholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Company.

6. Reservation of Stock. On and after the Commencement Date, the Company will reserve from its authorized and unissued Series C Preferred a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant, and from its authorized and unissued Common Stock a sufficient number of shares to provide for the conversion of the Series C Preferred issuable upon exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

7. Exercise of Warrant. This Warrant may only be exercised once. This Warrant may be exercised for up to the maximum number of shares of Warrant Stock for which this Warrant is then exercisable pursuant to Section 2 hereof. The Holder may exercise this Warrant, at any time after the Exercisability Date and prior to the termination of this Warrant, by the surrender of this Warrant for cancellation (or an affidavit of loss and indemnity in a form satisfactory to the Company), together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise pursuant to this Section 7, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant is exercised after the occurrence of an event as to which Section 4(b) or 4(g) is applicable, the Holder shall receive the consideration contemplated by Section 4(b) or 4(g) in lieu of Warrant Stock.

8. Conversion of Warrant.

(a) In lieu of exercising this Warrant pursuant to Section 7 hereof, at any time after the Exercisability Date and prior to the Expiration, the Holder hereof shall have the right to convert this Warrant in one single transaction to purchase the number of shares of Warrant Stock computed using the following formula:

X=(Y)(A-B)/A

where X =     the number of shares of Warrant Stock to be issued to the Holder.

Y =	the total number of shares of Warrant Stock issuable upon exercise of the Warrant pursuant to Section 7 hereof.

A =	the fair market value of one share of Warrant Stock which means (i) the fair market value of the Warrant Stock as of the last Business Day immediately prior to the date the notice of conversion is received by the Company, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company’s Board of Directors, or (ii) if this Warrant is being converted in conjunction with a Public Offering the price to the public per share pursuant to the Public Offering.

B =	the Warrant Price on the date of conversion.

Upon the Holder’s delivery to the Company of (i) an executed Notice of Conversion in the form attached hereto as Attachment 3, (ii) an executed Investment Representation Statement in the form attached hereto as Attachment 2 and (iii) this Warrant for cancellation (or an affidavit of loss and indemnity in a form satisfactory to the Company), the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. The Holder is entitled to receive the shares of Warrant Stock issuable upon such conversion and shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. If this Warrant is converted after the occurrence of an event as to which Section 4(b) or 4(g) is applicable, the Holder shall receive the consideration contemplated by Section 4(b) or 4(g) in lieu of Series C Preferred.

(b) Notwithstanding anything to the contrary herein, in the event that there occurs a Change of Control after the Commencement Date and after the Exercisability Date, this Warrant shall be automatically converted, with no action necessary on the part of the holder to facilitate such conversion, pursuant to Section 8(a) hereof immediately prior to the closing of such Change of Control.

(c) For the sake of clarity, this Warrant may only be converted into Warrant Stock once. This Warrant shall be convertible for up to the maximum number of shares of Warrant Stock for which this Warrant is then exercisable pursuant to Section 2 hereof

9. Transfer of Warrant. This Warrant may not be transferred or assigned by the Holder hereof without the prior written consent of the Company unless such transfer complies with this Section 9. This Warrant may be transferred or assigned by the Holder hereof to an Affiliate of the Holder with the written consent of the Company, which shall not be unreasonably withheld, provided, however, in the event there occurs (i) an acquisition of such Affiliate by another entity (or group of affiliated entities or entities operating as a group) by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) or (ii) a sale, lease or other conveyance or disposition of all or substantially all of the assets of such Affiliate that includes the assignment of this Warrant, then such Affiliate must obtain the written consent of the Company, such consent to be within the sole and absolute discretion of the Company, prior to such transfer or assignment of this Warrant.

10. Holder Representations. In connection with the issuance of the this Warrant, the Holder hereby represents to the Company as follows:

(a) The Warrant Stock to be received upon the exercise of the Warrant will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Warrant Stock issuable upon exercise of the Warrant.

(b) The Holder understands that the Warrant Stock issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the Holder’s representations set forth herein.

(c) The Holder agrees that in no event will it make a disposition of any Warrant Stock (or any securities issued upon conversion thereof), acquired upon the exercise of the Warrant, unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The Holder acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The Holder represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The Holder acknowledges that the Warrant Stock issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

11. Termination. This Warrant shall terminate upon the Expiration.

12. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Delaware for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to Purchase Series C Preferred Stock of Comverge, Inc. to be executed by its officers thereunto duly authorized and the Holder represents and warrants as set forth above.

COMPANY:

COMVERGE, INC.

By:	/s/ Wayne Wren
Name:	Wayne Wren
Title:	Executive Vice President

HOLDER:

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ David J. Taylor
Name:	David J. Taylor
Title:	Vice President

Attachment 1

NOTICE OF EXERCISE

TO:	Comverge, Inc.

1. The undersigned hereby elects to purchase _______________ shares of the Warrant Stock of Comverge, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

____________________________________

(Print Name Exactly as Should Appear on Certificate)

Address:_____________________________

_____________________________________

Phone: _______________________________

Fax: _________________________________

Tax ID No.: ___________________________

(Date)	(Name of Warrant Holder)

By:
Title:

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Shares of Warrant Stock

(as defined in the attached Warrant) of

Comverge, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Comverge, Inc. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

Dated:________________________

(Typed or Printed Name)

By:
(Signature)

(Title)

Attachment 3

NOTICE OF Conversion

TO:	Comverge, Inc.

1. The undersigned hereby irrevocably Consents to the conversion of the attached Warrant into shares of Warrant Stock of Comverge, Inc. pursuant to Section 8 of the attached Warrant.

2. The undersigned hereby acknowledges that the fair market value of the shares of Warrant Stock to be purchased pursuant to this conversion of the attached Warrant shall be determined pursuant to the terms of the attached Warrant.

3. Please issue a certificate or certificates for such shares of Warrant Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

____________________________________

(Print Name Exactly as Should Appear on Certificate)

Address:_____________________________

_____________________________________

Phone: _______________________________

Fax: _________________________________

Tax ID No.: ___________________________

(Date)	(Name of Warrant Holder)

By:
Title:
(Title and signature of authorized person)